Exhibit No. 16


                                POWER OF ATTORNEY


      I, Brian M. Storms, Director of PaineWebber Cashfund, Inc., PaineWebber Financial Services Growth Fund Inc., PaineWebber Master Series, Inc., PaineWebber RMA Money Fund, Inc., PaineWebber RMA Tax-Free Fund, Inc., All-American Term Trust Inc., Global High Income Dollar Fund Inc., Global Small Cap Fund Inc., Insured Municipal Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Fund Inc., Managed High Yield Plus Fund Inc., Strategic Global Income Fund, Inc. and 2002 Target Term Trust Inc. (each a "Fund"), hereby constitute and appoint Dianne E. O'Donnell, Keith A. Weller, Arthur J. Brown, Elinor W. Gammon and Robert A. Wittie, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Director for each Fund, any and all amendments to each of the particular registration statements of the Fund and all instruments necessary or desirable in connection therewith, filed with the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by said attorneys to any and all amendments to said registration statements.

      Pursuant to the requirements of the Securities Act of 1933, this instrument has been signed below by the following in the capacity and on the date indicated.

Signature                              Title                Date
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/s/ Brian M. Storms                    Director             May 14, 1999
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Brian M. Storms